Filed pursuant to Rule 424(b)(5) Registration No. 333-169290

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED SEPTEMBER 27, 2010)

1,100,000 Shares

Common Stock

We are offering 1,100,000 shares of common stock, par value $0.001 per share, in this offering.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “GOOD.” The last reported sale price of our common stock on April 23, 2013 was $19.52 per share.

We believe that we qualify, and have elected to be taxed as, a real estate investment trust, or REIT, for federal income tax purposes. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our capital stock, including an ownership limit of 9.8% on our common stock.

Investing in shares of our common stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and information that we file from time to time with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$18.900	$20,790,000
Underwriting Discounts and Commissions	$0.945	$1,039,500
Proceeds to Gladstone Commercial Corporation (Before Expenses)	$17.955	$19,750,500

Delivery of the common stock is expected to be made on or about April 29, 2013. We have granted the underwriters an option for a period of 30 days to purchase an additional 165,000 shares of common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,195,425, and the total proceeds to us, before expenses, will be $22,713,075.

Sole Book-Running Manager

Jefferies

Joint Lead Manager

Janney Montgomery Scott

Co-Managers

Ladenburg Thalmann & Co. Inc.	Oppenheimer & Co.

The date of this prospectus supplement is April 24, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, contains a description of our common stock and provides more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. To the extent that the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents that we previously filed with the SEC, the information in this prospectus supplement will supersede such information.

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-169290) that we have filed with the SEC relating to the securities offered hereby. This prospectus supplement does not contain all of the information that we have included in the registration statement and the accompanying exhibits and schedules thereto in accordance with the rules and regulations of the SEC, and we refer you to such omitted information. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide to you. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered to you, including any information incorporated by reference, is accurate as of any date other than their respective dates. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The distribution of this prospectus supplement and the accompanying prospectus and this offering of the securities in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves of and observe any such restrictions.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, or FFO, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

■	our ability to qualify and maintain our qualification as a REIT;

■	our preliminary estimates of results for the three months ended March 31, 2013;

■	our business and financing strategy;

■	our ability to implement our business plan;

■	pending transactions;

■	our projected operating results;

■	our ability to obtain future financing arrangements;

■	estimates relating to our future distributions;

■	our understanding of our competition and our ability to compete effectively;

■	market and industry trends;

■	interest and insurance rates;

■	estimates of our future operating expenses, including payments to our Adviser (as defined herein) under the terms of our advisory agreement;

■	projected capital expenditures; and

■	use of the proceeds of our line of credit, mortgage notes payable, future stock offerings and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

■	our ability to successfully complete pending acquisitions of properties;

■	the finalization of our financial statements for the three months ended March 31, 2013;

■	our ability to successfully obtain replacement financing under our line of credit prior to maturity;

■	changes in laws that affect REITs;

■	general volatility of the capital markets and the market price of our common and preferred stock;

■	risks associated with negotiation and consummation of pending and future transactions;

■	changes in our business strategy;

■	the adequacy of our cash reserves and working capital;

■	our failure to successfully integrate and operate acquired properties and operations;

S-ii

■	defaults upon or non-renewal of leases by tenants;

■	decreased rental rates or increased vacancy rates;

■	the degree and nature of our competition, including with other real estate investment companies;

■

availability, terms and deployment of capital, including the ability to maintain and borrow under our line of credit, arrange for long-term mortgages on our properties, secure one or more additional long-term lines of credit and raise equity capital;

■	our Adviser’s ability to identify, hire and retain highly-qualified personnel in the future;

■	changes in our industry or the general economy;

■	changes in real estate and zoning laws and increases in real property tax rates;

■	changes in governmental regulations, tax rates and similar matters;

■	environmental uncertainties and risks related to natural disasters; and

■

the loss of any of our key officers, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, or Mr. Robert Cutlip, our President.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” incorporated by reference herein and therein from our Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

S-iii

SUMMARY

This summary is not complete and may not contain all of the information that may be important to you in deciding whether to invest in shares of our common stock. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” sections beginning on page S-8 of this prospectus supplement and in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all information presented in this prospectus supplement assumes that the underwriters’ option to purchase additional shares is not exercised.

Unless the context otherwise requires or indicates, each reference in this prospectus supplement and the accompanying prospectus to (i) “we,” “our,” “us” and the “Company” means Gladstone Commercial Corporation, a Maryland corporation and its consolidated subsidiaries, (ii) “Operating Partnership” means Gladstone Commercial Limited Partnership, a subsidiary of the Company and a Delaware limited partnership and (iii) “Adviser” means Gladstone Management Corporation, the external adviser of the Company and a Delaware corporation.

THE COMPANY

We were incorporated under the Maryland General Corporation Law on February 14, 2003 primarily for the purpose of investing in and owning net leased industrial, commercial and retail real property and selectively making long-term industrial and commercial mortgage loans. We have elected to be taxed as a REIT for federal income tax purposes. We are a publicly-traded REIT because shares of our common stock, 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series A Preferred, 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, which we refer to as our Series B Preferred, and 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, which we refer to as our Series C Preferred, trade on The NASDAQ Global Select Market under the trading symbols “GOOD,” “GOODP,” “GOODO” and “GOODN,” respectively. Our senior common stock, par value, $0.001 per share, is not traded on any exchange or automated quotation system.

Most of the properties that we own are leased to a wide cross section of tenants ranging from small businesses to large public companies, many of which do not have publicly-rated debt. We have in the past entered into, and intend in the future to enter into, purchase agreements for properties that have triple net leases with terms of approximately 10 to 15 years and built-in rental increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We currently own 81 properties located in 21 states that contain approximately 8.1 million rentable square feet.

We conduct substantially all of our activities, including the ownership of all of our properties, through our Operating Partnership. We control our Operating Partnership through our ownership of (i) GCLP Business Trust II, a subsidiary of the Company and a Massachusetts business trust that is the general partner of our Operating Partnership, and (ii) GCLP Business Trust I, a subsidiary of the Company and a Massachusetts business trust that currently holds all of the limited partnership units in our Operating Partnership.

Our Operating Partnership is also the sole member of Gladstone Commercial Lending, LLC, a subsidiary of the Company and a Delaware limited liability company that was formed to hold any of our real estate mortgage loans.

Our Adviser is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus or incorporated into any other filings that we make with the SEC.

Our Competitive Strengths

We believe that the following strengths differentiate us from our competitors:

■	Conservative Dual Underwriting Strategy: When underwriting a tenant’s business and the real estate they occupy, we focus on the cash flow of the tenant and the intrinsic value of the property.

■

Proven Track Record: Currently, we have investments in 81 properties and gross and net assets, including intangible assets, of approximately $624.7 million and $526.5 million, respectively. All of our tenants are paying as agreed, and the weighted average yield on our portfolio is approximately 8.9%. Currently, 78 of our properties, or approximately 96.0% of our portfolio, are fully leased while two of our properties do not have leases in place and one property is currently one-third leased, representing approximately 4.0% of our portfolio. We are currently seeking tenants for these properties while concurrently researching alternative uses for these properties.

■

Distribution Stability: We declare quarterly and pay monthly distributions to holders of shares of our common stock at the current rate of $0.125 per share. Since inception, we have never reduced the amount of the distribution paid with respect to shares of common stock.

■

Attractive Market Opportunities: We believe that attractive investment opportunities currently exist that will allow us to capitalize on the lack of buyers of real estate that is leased to mid-sized businesses.

■

Focused Business Model: Our business model seeks to foster investment opportunities that are generated from our strategic relationships with leveraged buyout funds and other real estate intermediaries.

■

Experienced Management Team: Our management team has a successful track record of underwriting industrial, commercial, retail and other types of real estate and conducting extensive due diligence on the management teams, cash flows, financial statements and risk ratings of our respective tenants.

Recent Developments

Preliminary Estimates of Results for Three Months Ended March 31, 2013

Set forth below are certain preliminary estimates of our results of operations for the three months ended March 31, 2013. These estimates represent the most current information available to management because our financial closing procedures for the quarter ended March 31, 2013 are not yet complete. These estimates are not a comprehensive statement of our financial results for the three months ended March 31, 2013, and our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months ended March 31, 2013 are finalized. The estimates for the three months ended March 31, 2013 are not necessarily indicative of any future period and should be read together with “Risk Factors” section of this prospectus supplement. The preliminary financial data included below has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

The following are preliminary estimates for the three months ended March 31, 2013:

Total operating revenues for the three months ended March 31, 2013 are preliminarily estimated to be approximately $14.0 million, compared to $12.1 million for the three months ended March 31, 2012. The increase in operating revenues was a result of our eight property acquisitions in the past twelve months, partially offset by vacancies at certain of our properties.

Total operating expenses for the three months ended March 31, 2013 are preliminarily estimated to be approximately $7.3 million, compared to total operating expenses of $5.8 million for the three months ended March 31, 2012. The estimated increase in total operating expenses for the three months ended March 31, 2013 when compared to the three months ended March 31, 2012 was primarily due to an increase in depreciation expense from our eight acquisitions over the past twelve months, and increase in our property operating expenses from our vacant buildings.

Total other expenses for the three months ended March 31, 2013 are preliminarily estimated to be approximately $6.3 million, compared to total other expenses of $5.0 million for the three months ended March 31, 2012. The estimated increase in total other expenses for the three months ended March 31, 2013 when compared to the three months ended March 31, 2012 was primarily due to an increase in interest expense from the $128.1 million of mortgage debt assumed and issued in the past twelve months, coupled with an increase in distributions on our Series C Preferred that was not outstanding the full three months ended March 31, 2012.

FFO available to common stockholders for the three months ended March 31, 2013 is preliminarily estimated to be approximately $4.3 million, compared to $4.2 million for the three months ended March 31, 2012, or $0.38 per share for each respective period.

Additionally, we estimate that our total assets will be approximately $569.2 million at March 31, 2013, compared to $564.8 million as of December 31, 2012, primarily due to the acquisition of the property located in Egg Harbor Township, New Jersey, discussed below, during the three months ended March 31, 2013. Our mortgage note payable increased to $361.0 million at March 31, 2013 as compared to $359.2 million as of December 31, 2012, primarily due to the long-term financing incurred in connection with this acquisition, partially offset by amortizing principal payments made during the three months ended March 31, 2013. The borrowings outstanding under our line of credit increased to $26.4 million at March 31, 2013 as compared to $25.0 million as of December 31, 2012, primarily due to additional cash drawn at the end of the quarter to fund this new acquisition.

The following table provides a reconciliation of our FFO available to common stockholders for the three months ended March 31, 2013 and 2012, to the most directly comparable GAAP measure, net income available to common stockholders, and a computation of basic and diluted FFO per weighted average share of common stock:

	FOR THE THREE MONTHS ENDED MARCH 31 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
	2013	2012
Net income	$433	$1,301
Less: Distributions attributable to preferred and senior common stock	(1,076)	(1,042)

Net (loss) income available to common stockholders	$(643)	$259
Add: Real estate depreciation and amortization	4,901	3,904
Less: Gain on sale of real estate	—	—

FFO available to common stockholders	$4,258	$4,163
Weighted average common shares outstanding – basic	11,230,647	10,945,379
Weighted average common shares outstanding – diluted	11,362,666	11,006,597
Basic FFO per weighted average share of common stock	$0.38	$0.38

Diluted FFO per weighted average share of common stock	$0.37	$0.38

Distribution declared per share of common stock	$0.375	$0.375

We believe that FFO available to common stockholders, Basic FFO per share and Diluted FFO per share are useful to investors because they provide investors with a further context for evaluating our FFO results in the same manner that investors use net income and earnings per share, or EPS, in evaluating net income available to common stockholders. In addition, because most REITs provide FFO available to common stockholders, Basic FFO and Diluted FFO per share information to the investment community, we believe these are useful supplemental measures when comparing us to other REITs. We believe that net income is the most directly comparable measure to FFO under U.S. generally accepted accounting principles, or GAAP, Basic EPS is the most directly comparable GAAP measure to Basic FFO per share, and that Diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

In connection with an impairment analysis that we are performing for the three months ended March 31, 2013, we determined that our property located in South Hadley, Massachusetts may become impaired in the future. The lease on this property expires in January 2014 and we are currently negotiating a potential lease extension with the existing tenant. Accordingly, there is a possibility we would have to impair the property in 2013 if we do not negotiate a lease extension on this building.

Investment Activities

Egg Harbor Township, New Jersey: On March 28, 2013, we acquired a 29,257 square foot office building located in Egg Harbor Township, New Jersey for $5.7 million, excluding related acquisition expenses of $0.1 million. We funded this acquisition with existing cash on hand and the issuance of $3.7 million of mortgage debt on the property. AtlantiCare Healthy System, Inc., a not-for-profit health system, has leased the property for 10 years and has an option to renew the lease for an additional five-year period. The lease provides for prescribed rent escalations over the life of the lease, with annualized straight line rents of $0.5 million.

Clintonville, Wisconsin: On April 11, 2013, we funded a $3.3 million, 102,400 square foot expansion of our property located in Clintonville, Wisconsin. In connection with the expansion of the property, we executed a lease amendment to extend the lease for an additional eight years, through October 2028. The lease was originally set to expire in October 2020. The lease was also amended to provide for an increase to the rental income over the life of the lease, with annualized straight line rents of approximately $1.0 million, up from $0.6 million as of March 31, 2013.

Pending Acquisitions: We have entered into purchase and sale agreements to acquire two additional properties, subject to various closing conditions, that we expect to close over the next 30 days. We can make no assurance that we will acquire any of the properties that are currently under contract or, if we do, what the terms or timing of any such acquisition will be.

Leasing Activities

Champaign, Illinois: On January 14, 2013, we extended the lease with the tenant occupying our property located in Champaign, Illinois. The lease covering this property was extended for approximately 11 additional years, through December 2024. The lease was originally set to expire in December 2013. The lease provides for prescribed rent escalations over the life of the lease, with annualized straight line rents of approximately $1.4 million. In connection with the extension of the lease and the modification of certain terms under the lease, we paid $0.4 million in leasing commissions.

Hazelwood, Missouri: On April 4, 2013, we executed a lease with a tenant to occupy our previously vacant property located in Hazelwood, Missouri. However, the lease is subject to a 45-day due diligence period, with a 15-day extension period at the option of the tenant, in which the tenant has the right to perform inspections and reviews of the property. The tenant has the right to terminate the lease at any time prior to the expiration of the due diligence period, which currently expires on May 20, 2013, or June 4, 2013 if the 15-day extension period is exercised. The lease covering this property is for 10 years, through May 2023; however, the tenant has two options to purchase the property: one option in March 2017 and the other option in May 2023. The lease provides for prescribed rent escalations over the life of the lease, with annualized straight line rents of approximately $0.2 million. In connection with the extension of the lease and the modification of certain terms under the lease, we will pay $0.1 million in leasing commissions.

Akron, Ohio: On April 10, 2013, we extended the lease with the tenant occupying our property located in Akron, Ohio. The lease covering this property was extended for approximately 10 additional years, through January 2024. The lease was originally set to expire in January 2014. The lease provides for prescribed rent escalations over the life of the lease, with annualized straight line rents of approximately $0.3 million. In connection with the extension of the lease and the modification of certain terms under the lease, we provided a tenant allowance of $0.5 million.

Financing Activities

Citigroup: On March 28, 2013, through a wholly-owned subsidiary, we borrowed $3.7 million pursuant to a long-term note payable from Citigroup Global Markets Realty Corp., which is collateralized by a security interest in our recently acquired Egg Harbor Township, New Jersey property. The note accrues interest at a fixed rate of 4.16% per year and we may not repay this note prior to the last two months of the term, or we would be subject to a prepayment penalty. The note has a maturity date of April 6, 2023. We used these borrowings to acquire the Egg Harbor Township, New Jersey property on the same date.

Dividend Declaration

On April 9, 2013, our Board of Directors, or Board, declared the following monthly distributions:

RECORD DATE	PAYMENT DATE	COMMON STOCK DISTRIBUTIONS PER SHARE	SERIES A PREFERRED DISTRIBUTIONS PER SHARE	SERIES B PREFERRED DISTRIBUTIONS PER SHARE	SERIES C PREFERRED DISTRIBUTIONS PER SHARE
April 22, 2013	April 30, 2013	$0.125	$0.1614583	$0.15625	$0.1484375
May 20, 2013	May 31, 2013	0.125	0.1614583	0.15625	0.1484375
June 19, 2013	June 28, 2013	0.125	0.1614583	0.15625	0.1484375

Total		$0.375	$0.4843749	$0.46875	$0.4453125

Senior Common Stock Distributions
PAYABLE TO THE HOLDERS OF RECORD DURING THE MONTH OF:	PAYMENT DATE	DISTRIBUTION PER SHARE
April	May 7, 2013	$0.0875
May	June 7, 2013	0.0875
June	July 8, 2013	0.0875

Total		$0.2625

THE OFFERING

Issuer	Gladstone Commercial Corporation

Common stock offered by us	1,100,000 shares of common stock (or 1,265,000 shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Common stock outstanding prior to this offering	11,432,648 shares

Common stock to be outstanding after this offering	12,532,648 shares of common stock (or 12,697,648 shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Diluted common stock to be outstanding after this offering	12,689,635 shares of common stock (or 12,854,635 shares of common stock if the underwriters exercise their option to purchase additional shares in full) (1).

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $19.6 million (or approximately $22.6 million if the underwriters exercise their option to purchase additional shares in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. We intend to use the proceeds from this offering to acquire additional properties that we expect to close over the next 30 days, repay existing indebtedness (including a portion of the outstanding balance of our line of credit) and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Dividends and distributions	We declare quarterly and pay monthly distributions to holders of our common stock at the current rate of $0.125 per share. Distributions are authorized and paid at the discretion of our Board and are based upon the circumstances at the time of declaration.

Restriction on ownership	To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, ownership, actual or constructive, by any person of more than 9.8% in value or number (whichever is more restrictive) of shares of our capital stock is restricted by our charter. This restriction may be waived by our Board in its sole and absolute discretion, upon the satisfaction of certain conditions. See “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the accompanying prospectus.

Risk factors	An investment in shares of our common stock involves substantial risks, and prospective investors should carefully consider the matters discussed in the “Risk Factors” sections in this prospectus supplement and in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NASDAQ symbol	“GOOD”

(1)	The diluted number of shares of common stock to be outstanding after this offering includes 156,987 shares of common stock issuable upon the conversion or exchange of shares of senior common stock.

For additional information regarding our common stock, see “Description of Capital Stock” in the accompanying prospectus.

RISK FACTORS

Your investment in shares of our common stock involves substantial risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether an investment in shares of our common stock is suitable for you. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, our ability to make cash distributions to holders of our common stock and prospects could be materially and adversely affected, the market price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” sections in this prospectus supplement and in the accompanying prospectus.

This offering is expected to be dilutive, and there may be future dilution related to our common stock.

Giving effect to the issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share and FFO per share for the year ending December 31, 2013. The actual amount of dilution cannot be determined at this time and will be based upon numerous factors. Additionally, subject to the 90-day lock-up restrictions described under the caption “Underwriting” in this prospectus supplement, we are not restricted from issuing additional securities, including common stock, senior common stock, preferred stock and securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, senior common stock, preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of issuances or sales of a large number of shares of our common stock in the market after this offering, or the perception that such issuances or sales could occur. Additionally, future issuances or sales of substantial amounts of our common stock, including shares of our senior common stock, may be at prices below the offering price of the common stock offered by this prospectus supplement and may result in further dilution in our earnings per share and FFO per share and adversely impact the market price of our common stock.

Securities eligible for future sale may have adverse effects on the share price of our common stock, and any additional capital raised by us through the sale of equity securities, including our senior common stock, may dilute your ownership in us.

In March 2011, we commenced a registered continuous public offering of up to 3,500,000 shares of our senior common stock. This continuous offering of senior common stock has been extended and will terminate on March 28, 2015, unless earlier terminated or extended by our Board. Following the fifth anniversary of the date of the original issuance of each share of senior common stock, each share of senior common stock will become exchangeable, at the holder’s option, for shares of our listed common stock. The exchange ratio will be calculated by dividing $15.00 (the value assigned to each share of senior common stock) by the greatest of (i) the closing trading price of listed common stock on the date on which such shares of senior common stock were originally issued, (ii) the book value per share of listed common stock as determined as of the date on which such shares of senior common stock were originally issued, or (iii) $13.68. The issuance of shares of our common stock in exchange for shares of senior common stock will dilute the voting power attributable to the holders of our common stock and significantly dilute your ownership in us, and may create downward pressure on the market price of the common stock. As of April 11, 2013, we have sold a total of 174,469 shares of senior common stock pursuant to the offering.

Currently, we have the ability to raise up to $208.0 million of additional equity capital through the sale of securities that are registered under our universal shelf registration statement on Form S-3, or the Universal Shelf in one or more future public offerings. Of the $208.0 million of available capacity under the Universal Shelf, $13.3 million of common stock is reserved for additional sales under our open market sale agreement with Jefferies LLC and $50.1 million is reserved for sales of our senior common stock. Sales of substantial amounts of our common stock or the perception that these sales could occur, may adversely affect the liquidity of our common stock or prevailing market prices for our common stock. Large price changes or low trading volume may preclude you from buying or selling our common stock at all, or at any particular price or during a time frame that meets your investment objectives.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities. Upon liquidation, holders of our debt securities, holders of our senior common stock, holders of our preferred stock and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Future equity offerings may dilute the holdings of our existing stockholders. If we decide to issue more preferred stock, it could have a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings.

Holders of our senior common stock and preferred stock and future holders of any securities ranking senior to our common stock have dividend and liquidation rights that are senior to the rights of the holders of our common stock.

As discussed above, in March 2011, we commenced a registered continuous public offering of shares of our senior common stock. Senior common stock is a separate class of our capital stock that has priority over listed common stock with respect to the payment of distributions. Senior common stock, however, is junior to our Series A Preferred, Series B Preferred and Series C Preferred with respect to the payment of distributions. Shares of our senior common stock are not listed or traded on a national securities exchange. Holders of shares of senior common stock will have the right, but not the obligation, following the fifth anniversary of the issuance of such shares to exchange any or all of such shares of senior common stock for shares of our listed common stock. Furthermore, upon our liquidation, each share of senior common stock will be automatically converted to a number of shares of our listed common stock in accordance with the exchange ratio. Therefore, senior common stock will rank pari passu with our listed common stock upon a liquidation, dissolution or winding up of the Company. Holders of shares of preferred stock and future holders of any securities ranking senior to our common stock, will be entitled to receive their liquidation preference in full before we can pay distributions of remaining proceeds to all holders of shares of senior common stock and our listed common stock.

If we are unable to obtain replacement financing under our line of credit prior to maturity, we may not have enough existing liquidity to fund our current level of distributions and provide capital improvements at our properties.

We currently have $24.4 million outstanding under our line of credit and have $5.9 million borrowing capacity remaining. Our line of credit matures in December 2013. We are currently in discussions with various lenders to implement a new line of credit. We anticipate being able to issue a new line in advance of the maturity of our existing line in an amount similar to our existing line of credit.

If we cannot find replacement financing, management has reviewed its cash uses and sources and has identified plans that could be implemented to continue operations despite the maturity of the line of credit. These steps could include obtaining an extension from the current lender to provide additional time to obtain replacement financing, suspension of capital spending, cost reductions, an equity raise and possible asset disposals. Additionally, management has assessed that the remaining assets in the portfolio would produce sufficient cash flows to fund operating cash needs and meet remaining debt service requirements in the near term. If we are unable to obtain replacement financing under our line of credit prior to maturity, we may not have enough existing liquidity to fund our current level of distributions and provide capital improvements at our properties.

The market price and trading volume of our common stock may fluctuate significantly.

The trading prices of equity securities issued by REITs historically have been affected by changes in market interest rates. One of the factors that may influence the price of our common stock is the annual yield from distributions on our common stock as compared to yields on other financial instruments. An increase in market interest rates, which may lead prospective purchasers of our common stock to demand a higher annual yield, or a decrease in our distributions to stockholders, could reduce the market price of our common stock.

Other factors that could significantly affect the market price of our common stock include the following:

■	actual or anticipated variations in our operating results, FFO, cash flows or liquidity;

■	changes in our earnings estimates or those of analysts and any failure to meet such estimates;

■	changes in our distribution policy;

■	publication of research reports about us or the real estate industry generally;

■	changes in market valuations of similar companies;

■

adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near- and medium-term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

■	additions or departures of key management personnel, including our ability to find attractive replacements;

■	actions by institutional stockholders;

■	speculation in the press or investment community;

■	the realization of any of the other risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus;

■	changes in regulatory policies or tax laws, particularly with respect to REITs;

■	price and volume fluctuations in the stock market from time to time, which are often unrelated to the operating performance of particular companies;

■

significant volatility in the market price and trading volume of shares of REITs, real estate companies or other companies in our sector, which is not necessarily related to the performance of those companies;

■	investor confidence in the stock market; and

■	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance, condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not decline in the future, and it may be difficult for our stockholders to resell their shares of our common stock at prices that they find attractive, or at all.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $19.6 million (or approximately $22.6 million if the underwriters exercise their option to purchase additional shares in full) after deducting the underwriting discount and commissions and other estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to acquire additional properties that we expect to close over the next 30 days, repay existing indebtedness (including a portion of the outstanding balance of our line of credit) and for general corporate purposes.

Our line of credit matures on December 28, 2013. The interest rate per annum applicable to our line of credit is equal to the London Interbank Offered Rate (LIBOR) plus an applicable margin of up to three hundred basis points depending upon our leverage. Our line of credit currently has an outstanding balance of $24.4 million which bears interest at an annual rate of 3.0%. The maximum amount available to be drawn under our line of credit is currently $5.9 million.

Pending application of any portion of the net proceeds as described above, we may invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to maintain our qualification as a REIT for federal income tax purposes. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2012 on an actual basis and on an as adjusted basis to reflect (i) the sale of 1,100,000 shares of our common stock offered by us in this offering after the deduction of the underwriting discounts and commissions and other estimated expenses payable by us and (ii) the application of the net proceeds as set forth under “Use of Proceeds.” The table does not give effect to the issuance of up to 165,000 additional shares of our common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. You should read the following table in conjunction with the consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference into this prospectus supplement.

	AS OF DECEMBER 31, 2012
	ACTUAL	AS ADJUSTED
	(In thousands)
Cash and cash equivalents	$5,546	$5,546

Debt:
Mortgage notes payable	$359,185	$359,185
Borrowings under line of credit	25,000	5,400
Series C Preferred, par value $0.001 per share; $25 per share liquidation preference; 1,700,000 shares authorized, 1,540,000 shares issued and outstanding	38,500	38,500

Total debt	$422,685	$403,085

Stockholders’ equity:
Redeemable preferred stock, $0.001 par value per share, $25 liquidation preference: 2,300,000 shares authorized, 2,150,000 shares issued and outstanding	$2	$2
Senior common stock, $0.001 par value per share: 7,500,000 shares authorized, 179,511 shares issued and outstanding	0	0
Common stock, $0.001 par value per share: 38,500,000 shares authorized, 11,083,584 shares issued and outstanding, actual; 12,183,584 shares issued and outstanding, as adjusted	11	12
Additional paid-in capital	215,470	235,069
Notes receivable—employees	(410)	(410)
Distributions in excess of accumulated earnings	(92,708)	(92,708)

Total stockholders’ equity	$122,365	$141,965

Total capitalization	$545,050	$545,050

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

Our common stock is listed on The NASDAQ Global Select Market under the symbol “GOOD.” The following table reflects the range of the high and low sale prices of our common stock on The NASDAQ Global Select Market and the distributions per common share for the years ended December 31, 2012 and 2011 and the current fiscal year through April 22, 2013. Distributions to common stockholders are declared quarterly and paid monthly. Amounts presented represent the cumulative amount of the monthly common stock distributions declared during such quarter.

	PRICE RANGE		DISTRIBUTIONS PER COMMON SHARE
	HIGH	LOW
2011
First Quarter	$19.54	$17.42	$0.375
Second Quarter	19.43	16.88	0.375
Third Quarter	17.92	15.00	0.375
Fourth Quarter	17.76	13.93	0.375
2012
First Quarter	$18.92	$16.80	$0.375
Second Quarter	17.66	15.56	0.375
Third Quarter	19.47	16.52	0.375
Fourth Quarter	18.93	16.15	0.375
2013
First Quarter	$19.51	$17.98	$0.375
Second Quarter through April 23, 2013	20.78	19.16	0.375	*

*	The second quarter dividend has been declared and will be payable on or about April 30, May 31 and June 28, 2013.

As of April 15, 2013, there were approximately 10,604 beneficial holders of our shares of common stock. The transfer agent and registrar for our common stock is currently Computershare Shareowner Services.

The Company pays distributions on shares of senior common stock in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. The Company’s senior common stock is not traded on any exchange or automated quotation system

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain additional U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, is for general information purposes only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our common stock in light of their personal investment or tax circumstances.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Recently Enacted Legislation

The recently enacted American Taxpayer Relief Act of 2012 (“ATRA”) permanently extended certain U.S. federal income tax rates in effect for 2012 for taxpayers that are taxable as individuals, trusts or estates. Among other things, ATRA provided for the permanent extension of the ordinary income and long-term capital gains tax rates in effect for individuals with taxable income at or below certain thresholds, which are indexed for inflation ($400,000 in the case of unmarried individuals and $450,000 in the case of married couples filing jointly). Taxpayers that are taxable as individuals, trusts or estates will be subject to a maximum U.S. federal income tax rate of 39.6% on ordinary income and 20.0% on long-term capital gains for taxable years beginning after December 31, 2012 with respect to taxable income above the aforementioned thresholds.

ATRA also provided for a permanent extension of the taxation of qualified dividends received by taxpayers that are taxable as individuals, trusts or estates at the same maximum U.S. federal income tax rates applicable to long-term capital gains. Accordingly, distributions of our taxable income that are reported by us as being derived from “qualified dividend income” will be taxed in the hands of non-corporate U.S. stockholders at the rates applicable to long-term capital gains, provided that holding period requirements and all other requirements are met by both the stockholders and us. As discussed in the accompanying prospectus, dividends distributed by us generally will not be attributable to qualified dividend income. ATRA also permanently extended the 28.0% rate for backup withholding.

FATCA Withholding

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30.0% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.

The U.S. Treasury Department and the IRS recently issued final Treasury Regulations under FATCA. FATCA generally imposes a 30.0% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations, such required withholding would not begin until January 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated April 24, 2013, by and among us, the Operating Partnership and Jefferies LLC, as representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC	605,000
Janney Montgomery Scott LLC	385,000
Ladenburg Thalmann & Co. Inc.	55,000
Oppenheimer & Co. Inc.	55,000

Total	1,100,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ and trustees’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.567 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$18.900	$18.900	$20,790,000	$23,908,500
Underwriting discounts and commissions paid by us	$0.945	$0.945	$1,039,500	$1,195,425
Proceeds to us, before expenses	$17.955	$17.955	$19,750,500	$22,713,075

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $150,000.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “GOOD.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 165,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We and our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

■

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act or

■

otherwise dispose of any shares of common stock, options or warrants to acquire common stock, or securities exchangeable or exercisable for or convertible into common stock currently or hereafter owned either of record or beneficially, or

■	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies LLC waives, in writing, such an extension.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they may routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters and certain federal income tax matters will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering, will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for the underwriters by Jones Day. Bass, Berry & Sims PLC and Jones Day may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments, if any, to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at www.GladstoneCommercial.com. A request for any of these reports may also be submitted to us by sending a written request addressed to Investor Relations, Gladstone Commercial Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102, or by calling our toll-free investor relations line at 1-866-366-5745. The public may read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC prior to the completion of this offering will automatically update and supersede such information.

We previously filed the following documents with the SEC and such filings are incorporated by reference into this prospectus supplement and the accompanying prospectus:

■

Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 19, 2013 (including portions of our definitive Proxy Statement for the 2013 Annual Meeting of Stockholders incorporated therein by reference);

■	Current Reports on Form 8-K filed on February 1, 2013 and March 27, 2013; and

■	The description of our common stock contained in our Registration Statement on Form 8-A filed on August 12, 2003, as updated through subsequently filed reports.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the termination of this offering of the securities pursuant to this prospectus supplement are incorporated by reference into this prospectus supplement and the accompanying prospectus from the date of the filing of such documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference into this prospectus supplement and the accompanying prospectus. Information that we subsequently file with the SEC as aforesaid will automatically update and may supersede information in this prospectus supplement and the accompanying prospectus and information that we previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling our Investor Relations department at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(703) 287-5893

PROSPECTUS

$300,000,000

GLADSTONE COMMERCIAL

Common Stock

Senior Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Subscription Rights

We may offer, from time to time, one or more series or classes of common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights. We refer to our common stock, senior common stock, preferred stock, debt securities, depositary shares and subscription rights collectively as the “securities.” We may offer these securities with an aggregate initial public offering price of up to $300,000,000, or its equivalent in a foreign currency based upon the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 47 of this prospectus.

No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities. Accordingly, we will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities that we are offering. The accompanying prospectus supplement also will contain information, where applicable, about federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes, among other purposes.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “GOOD.”

Investing in our securities involves substantial risks. See “Risk Factors” on page 3 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2010

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that we may provide to you in connection with an offering of securities. You must not rely upon any unauthorized information or representations not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits thereto. For further information, we refer you to the registration statement, including any amendments thereto, including its exhibits.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of such offering. Any accompanying prospectus supplement or free writing prospectus may also update, amend or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where You Can Find More Information” below.

Unless the context otherwise requires or indicates, all references to “we,” “our,” “us” and the “Company” in this prospectus mean Gladstone Commercial Corporation, a Maryland corporation, and its consolidated subsidiaries. All references to the “Operating Partnership” in this prospectus mean Gladstone Commercial Limited Partnership, a subsidiary of the Company and a Delaware limited partnership. All references to “Adviser” in this prospectus mean, Gladstone Management Corporation, a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and financing strategy;

•	our ability to implement our business plan;

•	pending transactions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition and our ability to compete effectively;

•	market and industry trends;

•	interest and insurance rates;

•	estimates of our future operating expenses, including payments to our Adviser under the terms of our advisory agreement;

•	projected capital expenditures; and

•	use of the proceeds of our credit facilities, mortgage notes payable and other future capital resources, if any.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•

the loss of any of our key employees, such as Mr. David Gladstone, our Chairman and Chief Executive Officer, Mr. Terry Lee Brubaker, our Vice Chairman and Chief Operating Officer, or Mr. George Stelljes III, our President and Chief Investment Officer;

•	general volatility of the capital markets and the market price of our common stock;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our business strategy;

•	the adequacy of our cash reserves and working capital;

•	our failure to successfully integrate and operate acquired properties and operations;

•	defaults upon or non-renewal of leases by tenants;

•	decreased rental rates or increased vacancy rates;

•	the degree and nature of our competition;

•

availability, terms and deployment of capital, including the ability to maintain and borrow under our existing credit facility, arrange for long-term mortgages on our properties, secure one or more additional long-term credit facilities and raise equity capital;

•	our ability to identify, hire and retain highly-qualified personnel in the future;

•	changes in our industry or the general economy;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	changes in governmental regulations, tax rates and similar matters; and

•	environmental uncertainties and risks related to natural disasters.

This list of risks and uncertainties, however, is only a summary of some of the most important factors to us and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or in any accompanying prospectus supplement, including, without limitation, the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC. New factors may also emerge from time to time that could materially and adversely affect us.

THE COMPANY

We were incorporated under the Maryland General Corporation Law, or MGCL, on February 14, 2003 primarily for the purpose of investing in and owning net leased industrial and commercial real estate property and selectively making long-term industrial and commercial mortgage loans to creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by the Adviser. Most of the portfolio of real estate that we own is leased to a wide cross section of tenants ranging from small businesses to large public companies, many of which do not have publicly-rated debt. We have in the past entered into, and intend in the future to enter into, purchase agreements for real estate that have triple net leases with terms of 10 to 15 years and built in rental increases. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property. We actively communicate with buyout funds, real estate brokers and other third parties to locate properties for potential acquisition or mortgage financing in an effort to build our portfolio.

We conduct substantially all of our activities, including the ownership of all of our properties, through our Operating Partnership. We control our Operating Partnership through our ownership of GCLP Business Trust II, a subsidiary of the Company and a Massachusetts business trust which holds the sole general partnership interest in our Operating Partnership, and of GCLP Business Trust I, a subsidiary of the Company and a Massachusetts business trust which holds all of the limited partnership interests of our Operating Partnership.

The Operating Partnership is also the sole member of Gladstone Commercial Lending, LLC, a subsidiary of the Company and a Delaware limited liability company. Gladstone Commercial Lending, LLC was formed to conduct all operations related to our real estate mortgage loans.

Our Adviser is an affiliated registered investment adviser under the Investment Advisers Act of 1940. Our Adviser is responsible for managing our business on a daily basis and for identifying and making acquisitions and dispositions that it believes satisfy our investment criteria.

Our executive offices are located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, and our telephone number is (703) 287-5800. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us to provide additional funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratios of earnings to fixed charges and preferred dividends for the six months ended June 30, 2010 and the years ended December 31, 2005, 2006, 2007, 2008 and 2009 are set forth below. For purposes of calculating the ratio of earnings to fixed charges and preferred dividends, “earnings” consist of income (loss) from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest.

	Six Months Ended June 30, 2010	Year Ended December 31,
		2009		2008		2007		2006		2005
Ratio of Earnings to Fixed Charges and Preferred Dividends	1.0x	1.0	x	1.0	x	1.1	x	1.1	x	2.4	x

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of capital stock, $0.001 par value per share, 40,200,000 of which are classified as common stock, 1,150,000 of which are classified as 7.75% Series A Cumulative Redeemable Preferred Stock, 1,150,000 of which are classified as 7.50% Series B Cumulative Redeemable Preferred Stock and 7,500,000 of which are classified as Senior Common Stock. Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of such stock. Our board of directors may also, without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue.

For purposes of this section “Description of Capital Stock,” we refer to our common stock which is listed on the NASDAQ Global Select Market under the symbol “GOOD” as our “Listed Common Stock.” Further, we refer to our (i) 7.75% Series A Cumulative Redeemable Preferred Stock which is listed on the NASDAQ Global Select Market under the symbol “GOOD.P” as our “Series A Preferred Stock” and (ii) 7.50% Series B Cumulative Redeemable Preferred Stock which is listed on the NASDAQ Global Select Market under the symbol “GOOD.O” as our “Series B Preferred Stock.”

The following summary description of our capital stock is not necessarily complete and is qualified in its entirety by reference to our charter and bylaws, each of which has been filed with the SEC, as well as applicable provisions of the MGCL.

Common Stock

Listed Common Stock

Voting Rights

Each share of Listed Common Stock is entitled to one vote on each matter to be voted upon by our stockholders, including the election of directors, and, except as provided with respect to any other class or series of capital stock, the holders of the Listed Common Stock possess exclusive voting power. There is no cumulative voting in the election of directors which means that the holders of a majority of the outstanding Listed Common Stock can elect all of the directors then standing for election and that the holders of the remaining shares are not able to elect any directors.

Dividends, Liquidations and Other Rights

Holders of Listed Common Stock are entitled to receive distributions, when authorized by our board of directors and declared by us, out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares, including the Senior Common Stock, our Series A Preferred Stock and our Series B Preferred Stock and the provisions of our charter regarding restrictions on transfer and ownership of shares of our capital stock.

Holders of our Listed Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of shares of our capital stock contained in our charter, all shares of Listed Common Stock have equal distribution, liquidation and other rights.

Senior Common Stock

Voting Rights

Holders of our Senior Common Stock have no voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of a least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

Dividends, Liquidations and Other Rights

The Senior Common Stock has priority over the Listed Common Stock with respect to payment of distributions and is pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up; however, the Senior Common Stock ranks junior to our Series A Preferred Stock and Series B Preferred Stock with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up. The Senior Common Stock will be entitled to receive, subject to the preferential rights of the Series A Preferred Stock and the Series B Preferred Stock and any other preferred stock that we may issue in the future, when and as authorized by our board of directors and declared by us, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions are cumulative from the date of issue of the shares and are payable monthly on or about the 5th business day of the month following the month in which such distributions are earned.

Exchange Option

Holders of Senior Common Stock have the right, but not the obligation, after the 5th anniversary of the issuance of the shares of Senior Common Stock proposed to be exchanged, to exchange any or all of such shares of Senior Common Stock for our Listed Common Stock at a predetermined exchange ratio, or the Exchange Ratio. The Exchange Ratio will be calculated by dividing $15.00 by the greatest of (i) the Closing Trading Price of the Listed Common Stock on the date on which such shares of Senior Common Stock were originally issued, (ii) the Book Value Per Share of the Listed Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued, and (iii) $13.68. For this purpose, “Book Value Per Share” means, as of a given date, the common stockholders’ equity (as reflected in our most recent public filing with the SEC) divided by the number of outstanding shares of common stock as of the same date. “Closing Trading Price” means, on any date of determination, (i) the most recently reported closing price per share of the Listed Common Stock as of such date on the NASDAQ Global Select Market, or (ii) if, as of such date, the Listed Common Stock is not traded on the NASDAQ Global Select Market, the most recently reported closing price per share of the Listed Common Stock on the primary stock exchange on which the Listed Common Stock is then listed for trading, or (iii) if, as of such date, the Listed Common Stock is not listed for trading on any stock exchange, the closing bid price for the Listed Common Stock on the Over-the-Counter Bulletin Board, over-the-counter market or on the Pink Sheets, or (iv) if there is no longer any public market for the Listed Common Stock as of such date, the fair market value of a share of Listed Common Stock as determined in good faith by our board of directors.

Solely for purposes of determining when shares of Senior Common Stock become exchangeable, shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in a distribution reinvestment plan of the Company, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the 5-year holding periods for such shares will commence from their respective issuance dates. In addition, any shares issued pursuant to a distribution reinvestment plan of the Company, if any, will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to such Company’s distribution reinvestment plan relate.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange.

Automatic Conversion

Each share of Senior Common Stock will be converted into Listed Common Stock in accordance with the Exchange Ratio automatically upon any of the following events:

•

an acquisition of the Company by another company by means of any transaction or series of related transactions to which we are a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of our voting securities outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by our voting securities or those of such other surviving entity outstanding immediately after such transaction or series of transactions;

•	a sale of all or substantially all of our assets; or

•	a liquidation, dissolution or winding up of the Company.

All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

Call Protection

Shares of Senior Common Stock will be callable at our sole option upon the earlier of (i) September 1, 2017 or (ii) the 5th anniversary of the date on which $100 million of Senior Common Stock is sold. At such time the shares of Senior Common Stock will be callable for cash at our option, in whole or in part, at a redemption price equivalent to $15.30 per share, plus accrued and unpaid distributions. We may not call shares of Senior Common Stock prior to such date, except in certain limited circumstances relating to maintaining our ability to qualify as a real estate investment trust, or REIT.

Anti-Dilution

If the outstanding Listed Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split up, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock. There will be no anti-dilution adjustment upon the future sale of additional shares of Listed Common Stock, regardless of the price at which the Senior Common Stock is sold.

Valuation

We may consider implementing a valuation process to provide an estimate of the value per share of Senior Common Stock on either a monthly or quarterly basis.

Common Stock

Certificates

We will not issue certificates. Shares of Common Stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed transfer form. Upon the issuance of shares of Common Stock, we will send to each stockholder a written statement which will include all information that is required to be written upon stock certificates pursuant to the MGCL.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year for the purpose of electing the class of directors whose term is up for election and to conduct other business that may properly be before the stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chairman or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership of Shares,” below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provide for a majority vote in these situations.

Stockholders may, by the affirmative vote of two-thirds of the shares entitled to vote generally in the election of directors, elect to remove a director for cause. Stockholders do not have the ability to vote to replace our Adviser or to select a new adviser.

Information Rights

Any stockholder may, during normal business hours and for any lawful and proper purpose, inspect and copy our bylaws, minutes of the proceedings of our stockholders, our annual financial statements and any voting trust agreement that is on file at our principal office. In addition, one or more stockholders who together are, and for at least six months have been, record holders of 5% of any class of our common stock are entitled to inspect a copy of our stockholder list upon written request. The list will include the name and address of, and the number of shares owned by, each stockholder and will be available at our principal office within 20 days of the stockholder’s request.

The rights of stockholders described above are in addition to, and do not adversely affect rights provided to investors under, Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Distributions

Distributions will be paid to investors who are stockholders as of the record date selected by our board of directors. Distributions on the Listed Common Stock will be paid on a monthly basis regardless of the frequency with which such distributions are declared. We are required to make distributions to our stockholders sufficient to satisfy the REIT requirements. Generally, income distributed to our stockholders will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

Distributions will be paid at the discretion of our board of directors based upon our earnings, cash flow and general financial condition. The directors’ discretion will be governed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later period of the year and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We may borrow to make distributions if the borrowing is necessary to maintain our REIT status, or if the borrowing is part of a liquidation strategy whereby the borrowing is done in anticipation of the sale of properties and the proceeds will be used to repay the loan.

Repurchases of Excess Shares

We have the authority to redeem “excess shares” (as defined in our charter) immediately upon becoming aware of the existence of excess shares or after giving the holder of the excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit, and therefore such shares would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the stockholder holding the excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. For additional information regarding excess shares, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership of Shares.”

Other Matters

The transfer and distribution paying agent and registrar for our common stock is BNY Mellon Shareowner Services.

Preferred Stock

General

Subject to limitations prescribed by the MGCL and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in class or series and to establish from time to time the number of shares of preferred stock to be included in the class or series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each series, and any other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

Existing Series of Preferred Stock

Our board of directors has classified:

•	1,150,000 shares of 7.75% Series A Preferred Stock; and

•	1,150,000 shares of 7.50% Series B Preferred Stock.

Series A Preferred Stock

Voting Rights

Holders of Series A Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series A Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series A Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series A Preferred Stock upon which like voting rights have been conferred) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series A Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or the holders thereof without the affirmative vote of at least two-thirds of the shares of Series A Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series A Preferred Stock are entitled to receive preferential cumulative cash dividends at a rate of 7.75% per annum of the $25.00 per share liquidation preference (equivalent to $1.9375 per annum per share). Beginning on the date of issuance, dividends on the Series A Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series A Preferred Stock.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series A Preferred Stock will be equal in rank with our Series B Preferred Stock and all equity securities that we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

We may not redeem the Series A Preferred Stock prior to January 30, 2011, except in limited circumstances relating to our continuing qualification as a REIT. On and after January 30, 2011, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to and including the date of redemption.

Shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

Series B Preferred Stock

Voting Rights

Holders of Series B Preferred Stock generally have no voting rights. However, if dividends on any shares of the Series B Preferred Stock are in arrears for 18 or more consecutive months, holders of the Series B Preferred Stock (voting together as a single class with holders of shares of any series of our preferred stock equal in rank with the Series B Preferred Stock upon which like voting rights have been conferred) will have the right to elect two additional directors to serve on our board of directors until all dividends for the past dividend periods and the then current dividend period are fully paid or declared and set aside for payment. In addition, we may not amend the charter, including the designations, rights, preferences, privileges or limitations in respect of the Series B Preferred Stock, in a manner that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof without the affirmative vote of at least two-thirds of the shares of Series B Preferred Stock then outstanding.

Dividends, Liquidation Preference and Other Rights

Holders of Series B Preferred Stock are entitled to receive preferential cumulative cash dividends on the Series B Preferred Stock at a rate of 7.50% per annum of the $25.00 per share liquidation preference (equivalent to $1.875 per annum per share). Beginning on the date of issuance, dividends on the Series B Preferred Stock are payable monthly in arrears and are cumulative.

If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive the $25.00 per share liquidation preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest, before any payment is made to the holders of our common stock (including our Listed Common Stock and Senior Common Stock) or any other class or series of our capital stock ranking junior to the Series B Preferred Stock.

With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series B Preferred Stock will be equal in rank with our Series A Preferred Stock and all other equity securities we issue, the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; senior to our common stock (including our Listed Common Stock and Senior Common Stock); and junior to all our existing and future indebtedness.

We may not redeem the Series B Preferred Stock prior to October 31, 2011, except in limited circumstances relating to our continuing qualification as a REIT. On and after October 31, 2011, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to and including the date of redemption.

Shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Future Classes or Series of Preferred Stock

The following description of the terms of our preferred stock sets forth general terms and provisions of our preferred stock to which an accompanying prospectus supplement may relate. Specific terms of any class or series of preferred stock offered by an accompanying prospectus supplement will be described in that prospectus supplement. The description set forth below is subject to and qualified in its entirety by reference to the articles supplementary to our charter fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of a particular class or series of preferred stock.

If we offer preferred stock pursuant to this prospectus, an accompanying prospectus supplement will describe the specific terms of the class or series of shares of preferred stock being offered, including, but not limited to:

•	the title and stated value of the class or series of shares of preferred stock and the number of shares constituting that class or series;

•	the number of shares of the class or series of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s)and/or payment date(s)or the method(s) of calculation for those values relating to the shares of preferred stock of the class or series;

•	the date from which dividends on shares of preferred stock of the class or series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the class or series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the class or series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the class or series, and any restriction on our ability to exercise those redemption and repurchase rights;

•	any listing of the class or series of shares of preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the class or series will be convertible into shares of preferred stock of another class or series or common stock, including the conversion price, or manner of calculating the conversion price, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the shares of preferred stock of the class or series;

•	preemption rights, if any;

•	whether interests in shares of preferred stock of the class or series will be represented by global securities;

•	a discussion of federal income tax considerations applicable to shares of preferred stock of the class or series to the extent not discussed in “Material U.S. Federal Income Tax Considerations;”

•	the relative ranking and preferences of shares of preferred stock of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

to the extent not otherwise addressed in this prospectus, any limitations on issuance of any class or series of shares of preferred stock ranking senior to or on a parity with the class or series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the class or series, in each case as may be appropriate to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes;

•	the registrar and transfer agent for the shares of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the class or series of shares of preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•

the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•

the terms, if any, upon which they may be convertible into shares of our common stock or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•

our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•

if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•

whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based upon a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•

whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT, among other purposes, and, therefore, may act to prevent or hinder a change of control. See “Certain Provisions of Maryland Law And of Our Charter And Bylaws — Restrictions on Ownership and Transfer” below. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•

we are the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay their principal (or premium, if any) at their maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•

we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on the debt securities;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt securities

The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the accompanying prospectus supplement.

Conversion of Debt securities

The terms and conditions, if any, upon which any debt securities are convertible into shares of our common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons, or participants, that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the accompanying prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in an accompanying prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information” in the accompanying prospectus supplement.

Dividends And Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of our preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock shall be made available to the holders of depositary shares.

Redemption Of Depositary Shares

If a class or series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such class or series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

Voting Our Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary may abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of The Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of our preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and any redemption of our preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from the Company that are delivered to the depositary and that we are required to furnish to holders of preferred stock.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary and the Company under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

The deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restrictions will be described in the accompanying prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase one or more series or classes of common stock, preferred stock, debt securities and depositary shares. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The accompanying prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or depositary shares upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or depositary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Classification of our Board of Directors

Pursuant to our bylaws, our board of directors is comprised of ten members and is divided into three classes of directors. Directors of each class are elected for a three-year term, and each year one class of directors will be elected by the stockholders. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our directors. Holders of shares of our capital stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the capital stock are able to elect all of the successors of the class of directors whose terms expire at that meeting.

Our classified board could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, our classified board could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us or another transaction that might involve a premium price for our common stock that might be in the best interest of our stockholders.

Removal of Directors

Any director may be removed only for cause by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT, not more than 50% (by value) of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares to maintain our qualification as a REIT under the Code. However, no assurance can be given that this prohibition will be effective.

In order to assist our board of directors in preserving our status as a REIT, among other purposes, our charter contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares of capital stock (which includes our common stock and preferred stock). Shares owned by a person or a group of persons in excess of the ownership limit are deemed “excess shares.” Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

Our charter stipulates that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-stockholder owning shares in excess of the ownership limit. If the transferee-stockholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate stockholder.

The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 90% of the outstanding shares of our stock (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of our shares. The ownership limit also does not apply to a person or persons which our directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

Business Combinations

The MGCL prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. The MGCL defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Our board of directors has by resolution exempted any business combination between the corporation and our officers and directors from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of our officers and directors unless our board later resolves otherwise. We believe that our ownership restrictions will substantially reduce the risk that a stockholder would become an “interested stockholder” within the meaning of the Maryland business combination statute.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to each of the above provisions of Title 3, Subtitle 8 of the MGCL.

Merger; Amendment of Charter

Under Maryland law, we generally will not be able to amend our charter or merge with another entity unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class of stock that we have the authority to issue.

Operations

We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

Term and Termination

Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of stock then outstanding and the approval by a majority of the entire board of directors, our stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors at which directors are to be elected pursuant to our notice of the meeting may be made only:

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

Power to Issue Additional Shares

We currently do not intend to issue any securities other than the shares described in this prospectus, although we may do so at any time, including upon the redemption of limited partnership interests that we may issue in connection with acquisitions of real property. We believe that the power to issue additional shares of stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interest.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws do not contain a provision which exempts from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the applicability of the control share acquisitions.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of the MGCL, the provisions of our bylaws regarding the classification of our board of directors and the restrictions on the transfer and ownership of stock and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of common stock or otherwise be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock, senior common stock and preferred stock. If we offer securities other than our common stock, senior common stock and preferred stock, information about any additional federal income tax considerations to holders of those securities will be included in the documents pursuant to which those securities are offered. As used in this section, the terms “we” and “our” refer solely to Gladstone Commercial Corporation and not to our subsidiaries and affiliates which have not elected to be taxed as REITs for federal income tax purposes.

This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, are for general purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our common stock, senior common stock and preferred stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws beginning with our taxable year ended December 31, 2003. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

In the opinion of Bass, Berry & Sims PLC, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2006 through December 31, 2009, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2010 and in the future. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the Internal Revenue Service, or the “IRS,” or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. While Bass, Berry & Sims PLC has reviewed those matters in connection with the foregoing opinion, Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT” below.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We are subject to the corporate federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•

net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may elect to retain and pay income tax on our net long-term capital gain, as described below under “— Taxation of Taxable U.S. Stockholders.”

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that meets each of the following requirements:

(1) It is managed by one or more trustees or directors;

(2) Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3) It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

(5) At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6) Not more than 50% in value of its outstanding stock or ownership shares or certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax law defines to include certain entities, during the last half of any taxable year;

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9) It meets certain other qualifications, tests described below, regarding the sources of its income, the nature and diversification of its assets and the distribution of its income.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership of Shares.” We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

Qualified REIT Subsidiaries.    A “qualified REIT subsidiary” is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that has not elected to be a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of its owner and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner as determined under federal income tax law, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships, limited liability companies and trusts for state law purposes. Nevertheless, these entities currently are not treated as entities separate from us for federal income tax purposes because we currently own, directly or indirectly, all of the ownership interests in these entities. Consequently, the assets and items of gross income of these entities will be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests.

An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes would be treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share would be based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share would be based on our proportionate interest in the capital of the partnership.

Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests.

A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we likely would engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We also might dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “— Gross Income Tests — Prohibited Transactions.”

Rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” for purposes of the gross income tests described below if (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test. Income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test; however, income and gain from “hedging transactions” entered into on or before July 30, 2008 will be treated as non-qualifying income for purposes of the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.”

The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.    Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Bass, Berry & Sims PLC that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. However, because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income.

However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without our rents from the related properties being treated as nonqualifying income for purposes of the 75% and 95% gross income tests. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, unless such services are provided through independent contractors or taxable REIT subsidiaries.

If the rent from a lease of property does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, that are in excess of 1% of our income from the related property, none of the rent from the property would qualify as “rents from real property.” In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Interest.    The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

We may invest opportunistically from time to time in mortgage debt and mezzanine loans when we believe our investment will allow us to acquire control of the related real estate. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of such loan that was outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in mezzanine loans in manner that will enable us to continue to satisfy the gross income tests and asset tests.

Dividends.    Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years (or, for sales made on or before July 30, 2008, four years);

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period (or, for sales made on or before July 30, 2008, four-year period) preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years (or, for sales made on or before July 30, 2008, four years) for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the taxable REIT subsidiary or other taxable corporation at federal corporate income tax rates.

Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized subsequent to July 30, 2008, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.    From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For hedging transactions entered into on or before July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

Foreign Currency Gain.    Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain, as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain that is derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 25% of the value of our total assets (or, prior to our 2009 taxable year, 20% of the value of our total assets) may consist of the securities of one or more taxable REIT subsidiaries.

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the preceding two bullet points above.

We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may acquire. Moreover, the values of some assets may not be susceptible to a precise determination.

As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

As noted above, we may invest opportunistically in loans secured by interests in real property when we believe our investment will allow us to acquire control of the related real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from a partnership (or an entity treated as a partnership for federal income tax purposes) in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay taxable dividends in our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

The IRS recently issued guidance that permits certain distributions made by a publicly traded REIT that (i) are declared on or after January 1, 2008 and on or before December 31, 2012 with respect to a taxable year ending on or before December 31, 2011 and (ii) consist of both cash and its stock to be treated as dividend distributions for purposes of satisfying the annual distribution requirement applicable to REITs. Based on that guidance, if we are publicly traded on an established securities market in the United States and if we satisfy certain requirements, including the requirement that at least 10% of the total value of any such distribution consists of cash, the cash and our stock that we distribute will be treated as a dividend, to the extent of our earnings and profits. If we make such a distribution to our stockholders, each of our stockholders will be required to treat the total value of the distribution that each stockholder receives as a dividend, to the extent of each stockholder’s pro-rata share of our earnings and profits, regardless of whether such stockholder receives cash, our stock or a combination of cash and our stock. For a general discussion of the federal income tax consequences to our stockholders on the receipt of dividends, see below, “— Taxation of Taxable U.S. Stockholders,” “— Taxation of Tax-Exempt Stockholders” and “— Taxation of Non-U.S. Stockholders.”

We advise each of our stockholders that the taxes resulting from your receipt of a distribution consisting of cash and our stock may exceed the cash that you receive in the distribution. We urge each of our stockholders to consult your tax advisor regarding the specific federal, state, local and foreign income and other tax consequences of distributions consisting of both cash and our stock.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a monetary penalty, we must request, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular federal corporate income tax rates. In calculating our taxable income for a year in which we failed to qualify as a REIT, we would not be able to deduct amounts distributed to our stockholders. In fact, we would not be required to distribute any amounts to stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a reduced federal income tax rate (15% through 2010) on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock, senior common stock or preferred stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

Distributions.    As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be dividend income to taxable U.S. stockholders. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income to 15% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will increase to 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 35% through 2010. Without future congressional action, the maximum individual income tax rate on ordinary income will increase to 39.6% in 2011. The federal income tax rates applicable to qualified dividend income will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us in 2010 from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided we actually pay the distribution during January of the following calendar year.

Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “— Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such stock, and any amount in excess of both our current and accumulated earnings and profits and the adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income; and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Dispositions.    A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. stockholder over the tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition.

Capital Gains and Losses.    The tax-rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate, absent congressional action, will increase to 39.6% in 2011). The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates currently is 15% (which rate, absent congressional action, will increase to 20% in 2011). The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

Adjustments to Conversion Rate.    We may issue stock of a class that is senior to our common stock with respect to rights as to nonliquidating distributions and rights upon our liquidation, dissolution or winding up as compared to our common stock. Such stock may be convertible into common stock at our option, at the option of the stockholder, on a specific date and/or on a specified occurrence, any such stock referred to as “convertible stock.” The conversion rate of convertible stock that we issue may be subject to adjustment under specified circumstances. In certain circumstances, U.S. stockholders who hold certain of our convertible stock that is subject to adjustment may be deemed to have received a distribution if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits. In addition, the failure to provide for such an adjustment also may result in a deemed distribution to U.S. stockholders who hold such convertible stock. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of such convertible stock generally will not be deemed to result in a constructive distribution. Certain potential adjustments (including, without limitation, adjustments in respect of taxable dividends to our stockholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder of such convertible stock will be deemed to have received constructive distributions from us, even though such stockholder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us, whether an actual or constructive distribution, are described in “— Distributions” above.

Redemption or Repurchase.    A redemption or repurchase of our stock will be treated for federal income tax purposes as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in the Code and is therefore treated as a sale or exchange of the redeemed or repurchased stock. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. stockholder;

•	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of the federal income tax laws.

In determining whether any of these tests has been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules in the federal income tax laws, as well as stock actually owned by the U.S. stockholder, generally must be taken into account. To the extent that one or more classes of our stock are widely held and publicly traded at any time that we repurchase our stock, such repurchase generally will be treated as a sale or exchange if it results in a proportionate reduction of a non-controlling U.S. stockholder’s right to vote, to participate in current earnings and accumulated surplus or to share in our net assets on liquidation. However, because the determination as to whether any of the alternative tests described above will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions” above. A U.S. stockholder’s adjusted basis in the redeemed or repurchased stock for tax purposes will be transferred to its remaining stock, if any. If a U.S. stockholder disposes of its entire interest in our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions” above.

In addition, under certain circumstances, we may redeem or repurchase certain convertible stock for an amount greater than its issue price. We intend to take the position that any such convertible stock will not be issued with a redemption premium as a result of such rights and that any payments of such additional amounts will be taxable to a holder of convertible stock as described above. However, the IRS may take a contrary position from that described above, which could affect the timing and character of a holder’s income on such convertible stock.

Conversion of Convertible Stock into Common Stock.    Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible stock into our common stock. Except as provided below, a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of such convertible stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any cash payment that a U.S. stockholder makes to us in connection with a conversion of our convertible stock should be added to such U.S. stockholder’s basis in our common stock that such U.S. stockholder receives upon conversion. You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes, including your basis and holding period of our common stock acquired upon conversion.

Cash received upon conversion in lieu of a fractional share of our common stock generally will be treated as a payment in a taxable exchange for such fractional share, and a U.S. stockholder will recognize gain or loss on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. Any such gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the convertible stock for more than one year. See “— Dispositions” above.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income.” Although many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock or shares of beneficial interest of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of stock with debt, a portion of the income that it received from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our stock (by value) must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a pension trust holding more than 10% of the value of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts, of which each pension trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because certain classes of our stock are publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our common stock, senior common stock or preferred stock that is not a U.S. stockholder, a partnership (or an entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our common stock, senior common stock and preferred stock, including any reporting requirements.

Distributions.    A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-U.S. stockholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

If a class of our stock is regularly traded on an established securities market in the United States (any such class of our stock referred to as a “publicly traded class”), capital gain distributions to a non-U.S. stockholder in respect of stock of such publicly traded class that is attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 5% of the outstanding stock of such publicly traded class at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 5% or less of the outstanding stock of such publicly traded class generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If a non-U.S. stockholder owned more than 5% of the outstanding stock of a publicly traded class at any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of the stock of such publicly traded class that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above. Additionally, capital gain distributions to a non-U.S. stockholder in respect of stock of a class that is not a publicly traded class that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above.

If a distribution is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Dispositions.     Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our stock since our stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock, however, as long as, at all times we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if we are not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding stock of a publicly traded class at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock.

Even if stock of a non-publicly traded class would otherwise constitute a USRPI, gain arising from the sale or other taxable disposition of such stock by a non-U.S. stockholder will not be subject to tax under FIRPTA as a sale of a USRPI if we have a publicly traded class and the applicable non-U.S. stockholder has not, at the time it acquires the stock of a non-publicly traded class, and at certain other times described in the applicable Treasury Regulations, directly or indirectly held stock of a non-publicly traded class (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of our publicly traded class with the lowest fair market value. In addition, stock of a non-publicly traded class that is convertible into a stock of a publicly traded class and that is owned by a non-U.S. stockholder would not be considered a USRPI if, on the acquisition date, such stock had a fair market value that did not exceed the fair market value on such date of 5% of the total outstanding stock of the publicly traded class into which the stock of the non-publicly traded class is convertible.

A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

Conversion of Convertible Stock into Common Stock.    Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible stock into our common stock, provided that such convertible stock does not constitute a USRPI. Even if such convertible stock does constitute a USRPI, provided that our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of such convertible stock into our common stock. Except as provided below, a non-U.S. stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Although not entirely free from doubt, we intend to take the position that any payment that a non-U.S. stockholder makes to us in connection with a conversion of any such convertible stock should be added to such non-U.S. stockholder’s basis in our common stock that such non-U.S. stockholder receives upon conversion. You should consult your tax advisor regarding the treatment of any such payment for federal income tax purposes.

Cash received upon conversion in lieu of a fractional share of our common stock generally will be treated as a payment in a taxable exchange for such fractional share. See “— Dispositions” above.

Information Reporting Requirements, Backup Withholding and Other Required Withholding

We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our stock received by (i) U.S. stockholders that own their stock through foreign accounts or foreign intermediaries and (ii) certain non-U.S. stockholders if, in either case, certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

We currently hold, directly and indirectly, all of the ownership interests in our Operating Partnership and our other subsidiaries; therefore, our Operating Partnership and our other subsidiaries (other than any taxable REIT subsidiaries) currently are disregarded for federal income tax purposes. See “— Requirements for Qualification as a REIT — Qualified REIT Subsidiaries” and “— Requirements for Qualification as a REIT — Other Disregarded Entities and Partnerships” above. If additional partners or members are admitted to our Operating Partnership or any of our other subsidiaries, as applicable, we intend for such noncorporate entity to be treated as a partnership for federal income tax purposes. The following discussion summarizes certain federal income tax considerations that would be applicable if our Operating Partnership or other subsidiaries were treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The U.S. Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of the Partnerships is or will be classified as partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to Contributed Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

If our Operating Partnership were to admit additional partners and therefore be treated as a partnership for federal income tax purposes, the properties owned by the Operating Partnership would be deemed to have been contributed to a partnership for federal income tax purposes, which could result in future 704(c) Allocations to us. In addition, the carryover basis of any properties actually contributed to our Operating Partnership by an additional partner, under certain reasonable methods available to us, including the “traditional method,” (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest.    Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss (excluding any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property.    Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provision generally provides that for taxable years beginning after December 31, 2010, certain provisions that currently are in the Code will revert back to an earlier version of those provisions. Those provisions include provisions related to the reduced federal income tax rates for taxpayers taxed at individual rates as to ordinary income, long-term capital gains and qualified dividend income, and certain other tax rate provisions described herein. The impact of this sunset is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities being offered hereby, from time to time, in one or more offerings, on a continuous or delayed basis, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers, brokers, placement agents or other agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

One or more prospectus supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	the number and terms of the securities to which such prospectus relates;

•	the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities;

•	the rules and procedures for any auction or bidding process, if used; and

•	the public offering or purchase price of such securities and the net proceeds we will receive from such sale.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment).

Sales Through Underwriters

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

Sales Through Agents

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions that we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the accompanying prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified, and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them. If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions that we must pay for solicitation of these contracts in the prospectus supplement.

General Information

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Our common stock trades on the NASDAQ Global Select Market under the symbol “GOOD.” Our 7.75% Series A Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOOD.P” and our 7.50% Series B Cumulative Redeemable Preferred Stock trades on the NASDAQ Global Select Market under the symbol “GOOD.O.” Our senior common stock is not listed on an exchange. All securities that we offer, other than common stock or senior common stock, and other than securities issued upon a reopening of a previous series, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the business day prior to the pricing of the offering and before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Some of the underwriters, dealers and agents and their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and in the future may receive, customary fees.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee, and certain matters with respect to Maryland law will be passed upon by Venable LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. We also make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as our definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. Our website address is http://www.GladstoneCommercial.com. However, the information located on, or accessible from, our website is not, and shall not be deemed to be, except as described below, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

This prospectus comprises only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and, therefore, omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We previously filed the following documents with the SEC, and such filings are incorporated by reference into this prospectus.

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed February 24, 2010 (including portions of our definitive Proxy Statement for the 2010 Annual Meeting of Stockholders incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed May 3, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, filed August 3, 2010;

•	Current Report on Form 8-K filed March 19, 2010;

•	Current Report on Form 8-K filed April 29, 2010;

•	Current Report on Form 8-K filed May 7, 2010;

•	Current Report on Form 8-K filed June 10, 2010;

•	Current Report on Form 8-K filed July 8, 2010;

•	Current Report on Form 8-K filed July 26, 2010;

•	Current Report on Form 8-K filed August 11, 2010;

•	Current Report on Form 8-K filed August 16, 2010;

•	Current Report on Form 8-K filed August 27, 2010;

•	Current Report on Form 8-K filed September 9, 2010;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed August 12, 2003, as updated through subsequently filed reports;

•

The description of our 7.75% Series A Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A filed January 19, 2006, as updated through subsequently filed reports; and

•

The description of our 7.50% Series B Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A filed October 19, 2006, as amended in our Registration Statement on Form 8-A/A filed on October 23, 2006, as updated through subsequently filed reports.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until all of the securities offered by this prospectus have been sold or we otherwise terminate the offering of these securities, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Investor Relations

Gladstone Commercial Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

(703) 287-5893

1,100,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Joint Lead Manager

Janney Montgomery Scott

Co-Managers

Ladenburg Thalmann & Co. Inc.

Oppenheimer & Co.

April 24, 2013